UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
FILED BY THE REGISTRANT   ☒
FILED BY A PARTY OTHER THAN THE REGISTRANT   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
AMB PROPERTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

(2)	AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

(3)	PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

(4)	PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

(5)	TOTAL FEE PAID:

☐	Fee previously paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	AMOUNT PREVIOUSLY PAID:

(2)	FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

(3)	FILING PARTY:

(4)	DATE FILED:

Dear Stockholders:

The 2007 proxy statement, which was mailed to stockholders on or about March 26, 2007, includes a proposal (Proposal 3) to amend our 2002 Stock Option and Incentive Plan (“Proposed 2002 Plan”) with an increase to the total number of shares reserved for issuance by 7.5 million. As a supplement to information provided in the proxy, we have received requests to provide an historical review of AMB’s annual option and restricted stock grants from 2002 through 2006, and an estimated fair value of the awards as a percentage of our total market capitalization at the end of each year. This letter includes a spreadsheet that provides the requested information. Should you have questions about this information or that provided in the proxy, please contact me at 415-733-9477, or at mmitchell@amb.com. We appreciate your support and vote of “For Approval” on this proposal.
Sincerely,
/s/ Margan Mitchell
Margan Mitchell
Vice President, Corporate Communications
AMB Property Corporation

AMB Property Corporation
Annual Stock Option and Restricted Stock Grant Burn Rate Analysis

	2002	2003	2004	2005	2006	YTD 3/31/2007 (6)
Total Annual Awards Granted(1)(2)	2,193,485	2,126,224	1,480,452	1,348,707	1,324,443	755,729

Common Stock & Units Outstanding
as of December 31 (3)	86,875,836	86,556,703	87,994,744	90,211,430	94,371,491	103,985,326

Annual Award Burn Rate (2)(4)	2.52%	2.46%	1.68%	1.50%	1.40%	0.73%

Total Fair Value of Awards Granted (2)(5)	$8,491,634	$11,223,474	$13,146,016	$15,066,690	$30,847,571	$22,290,652

Fair Value of Annual Awards as a % of Market Capitalization on December 31	0.36%	0.39%	0.37%	0.34%	0.56%	0.36%

Overhang as of 3/31/2007
Shares and Units outstanding	103,985,326
Options Outstanding (vested and unvested)	6,116,709
Weighted Average Exercise Price	$35.09346
Shares Available for Issuance in 2002 Plan	1,993,620
(1)	See “Notes to Consolidated Financial Statements” in our annual reports on Form 10-K for the fiscal years ended December 31, 2006, 2005 and 2004 at Note 12 for more details.

(2)	See Appendix 1 for detail of total annual awards granted, annual award burn rate and total fair value of awards granted.

(3)	See “Liquidity and Capital Resources — Market Equity as of December 31” in our annual report on Form 10-K for the fiscal years ended December 31, 2002 — December 31, 2006 at pages 33, 36, 42, 56, and 59, respectively.

(4)	Total Annual Awards Granted divided by the Total Common Stock and Units Outstanding.

(5)	Based on Black-Scholes value of options and closing sales price of common stock on date of restricted stock grant.

(6)	Includes 2007 annual stock option and restricted share grants which were awarded in February 2007.

AMB Property Corporation Annual Stock Option and Restricted Stock Grant Burn Rate Analysis

Appendix 1

	2002		2003		2004		2005		2006		YTD 3/31/2007 (6)
Stock Options Granted (1)	1,989,413	91%	1,853,604	87%	1,252,843	85%	1,086,313	81%	874,091	66%	500,058	66%
Restricted Shares Granted (1)	204,072	9%	272,620	13%	227,609	15%	262,394	19%	450,352	34%	255,729	34%

Total Annual Awards Granted (1)	2,193,485	100%	2,126,224	100%	1,480,452	100%	1,348,707	100%	1,324,443	100%	755,729	100%

Option Burn Rate (2)	2.29%		2.14%		1.42%		1.20%		0.93%
Restricted Stock Burn Rate (3)	0.23%		0.31%		0.26%		0.29%		0.48%

Annual Award Burn Rate	2.52%		2.46%		1.68%		1.50%		1.40%

Fair Value of Stock Options Granted (4)	$3,103,484	37%	$3,781,352	34%	$5,161,713	39%	$4,866,682	32%	$7,464,737	24%	$5,950,690
Fair Value of Restricted Stock Granted (5)	5,388,150	63%	7,442,122	66%	7,984,303	61%	10,200,008	68%	23,382,834	76%	$16,339,962

Total Fair Value of Awards Granted	$8,491,634	100%	$11,223,474	100%	$13,146,016	100%	$15,066,690	100%	$30,847,571	100%

Calculation Notes
Closing Price at December 31	$27.36		$32.88		$40.39		$49.17		$58.61		$58.79
Market Capitalization (Stock & Units) as of December 31 (000’s)	$2,376,923		$2,845,984		$3,554,108		$4,435,696		$5,531,113		$6,113,297
Average Black Scholes Fair Value Per Option	$1.56		$2.04		$4.12		$4.48		$8.54		$11.90
Average Restricted Stock Grant Fair Value	$26.40		$27.30		$35.08		$38.87		$51.92		$63.91
(1)	See “Notes to Consolidated Financial Statements” in our annual reports on Form 10-K for the fiscal years ended December 31, 2006, 2005 and 2004 at Note 12 for more details.

(2)	Annual stock options granted divided by common stock and units outstanding as of December 31 of the year presented.

(3)	Annual restricted stock granted divided by common stock and units outstanding as of December 31 of the year presented.

(4)	Based on Black-Scholes value of options.

(5)	Based on closing sales price of common stock on date of grant.

(6)	Includes 2007 annual stock option and restricted share grants which were awarded in February 2007.